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                                 ALLERGAN, INC.

                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE



Earnings per share of common stock, including common stock equivalents, have been computed based on the following weighted average number of shares and net earnings:



                                                                                      Three Months             Nine Months
                                                                                         Ended                    Ended
                                                                                   September 26, 1997      September 26, 1997
                                                                                   ------------------      ------------------
 (in millions, except per share amounts)
         Weighted average number of shares
           outstanding during the period                                                  64.9                   65.2

         Weighted average number of additional shares issuable in connection with dilutive stock options based upon use of the treasury stock method
           and average market prices                                                       0.7                    0.6
                                                                                         -----                  -----

         Weighted average number of common shares
           including common stock equivalents                                             65.6                   65.8
                                                                                         =====                  =====

         Net earnings for the period                                                     $43.6                  $82.8
                                                                                         =====                  =====

         Primary earnings per common share                                               $0.66                  $1.26
                                                                                         =====                  =====

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